SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

COASTAL BANCORP, INC.
(Exact name of registrant as specified in charter)

TEXAS	0-24526	76-0428727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 7.   Exhibits.

(c)  Exhibits
No.    Description
99      Press Release, dated January 15, 2004

Item 9 .  Regulation FD Disclosure

The following information and exhibit is being furnished under Item 9 (Regulation FD Disclosure) in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On January 15, 2004, Coastal Bancorp, Inc. issued a press release regarding the results of operations and financial condition for the quarterly period ended December 31, 2003. The text of the press release is included as Exhibit 99 to this report. The information included in the press release is considered to be "filed" under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the quarterly and year to date periods ended December 31, 2003, as part of its Form 10-Q covering the period.

On January 16, 2004, the Company held a web cast to discuss the press release issued on January 15, 2004 regarding its results of operations and financial condition for the quarterly period ended December 31, 2003.

Item 12 .   Results of Operations and Financial Condition

See Item 9 per SEC Release 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2004        COASTAL BANCORP, INC.

/s/ Catherine N. Wylie
By: Catherine N. Wylie
Senior Executive Vice President/
Chief Financial Officer

COASTAL BANCORP, INC.

EXHIBIT 99

Press Release of the Registrant dated January 15, 2004

Coastal Bancorp, Inc. First Quarter EarningsPage

NEWS RELEASE

FOR IMMEDIATE RELEASE

Coastal Bancorp, Inc. Announces Second Quarter Results of 54 cents per share

HOUSTON (July 15, 2003) - Coastal Bancorp, Inc. (NASDAQ: CBSA) and subsidiaries ("Coastal") today reported net income available to common stockholders of $2.9 million for the quarter ended June 30, 2003, compared to $4.3 million for the same period in 2002, which is a $1.4 million, or 32.7%, decrease. The decrease in net income available to common stockholders was primarily due to a $3.9 million decrease in net interest income, as a result of a 0.63% decrease in net interest margin (due primarily to the overall lower interest rate environment) and a $14.7 million decrease in average net interest-earning assets when comparing the second quarter of 2003 to the same period in 2002. This decrease in net interest income was partially mitigated by a $552,000 increase in noninterest income, a $460,000 decrease in noninterest expense, a $782,000 decrease in the provision for Federal income taxes and a $647,000 decrease in the expense for minority interest (related to preferred stock of Coastal Banc ssb which was redeemed on July 15, 2002). Diluted earnings per share for the quarter ended June 30, 2003 were $0.54, compared to $0.72 for the same period last year. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,391,827 and 5,984,436, respectively. Basic earnings per share for the quarter ended June 30, 2003 were $0.56 compared to $0.76 for the same period in 2002.
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Coastal Bancorp, Inc. Second Quarter Earnings Page
Comparison for the Three Months ended June 30, 2003 and 2002
Net Interest Income

As noted above, due to the overall lower interest rate environment, lower net interest income was the most significant contributor to the decrease in net income available to common stockholders. When comparing the two periods, net interest margin decreased 0.63% to 2.60%. The decrease in net interest margin was comprised of a 1.01% decrease in the average yield on interest-earning assets (1.09% on loans receivable and 0.67% on mortgage-backed securities), offset somewhat by the 0.45% decrease in the average rate on interest-bearing liabilities. As in 2002, during 2003 Coastal has continued to experience significant principal paydowns on its mortgage-backed securities and single family mortgage loans receivable portfolios (on an annualized basis, approximately 38% on mortgage-backed securities and over 50% on single family mortgage loans) due to the continuing low market rates of interest and the resulting refinancings of mortgage assets. Due to the fact that Coastal's mortgage assets are primarily acquired through purchases (many at a premium), these significant paydowns are resulting in greater premium amortization (and therefore a lower yield) on those assets.
Noninterest Income, Noninterest Expense and Provision for Federal Income Taxes

The $552,000 increase in noninterest income was primarily due to the $806,000 increase in service charges on deposit accounts. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002. This increase in service charges on deposit accounts was somewhat offset by a $184,000 decrease in the gain on the sale of real estate owned and a $112,000 decrease in loan fees.
When comparing the second quarter of 2003 to the same period a year earlier, the $460,000 decrease in noninterest expense was comprised primarily of a decrease in compensation, payroll taxes and benefits of $546,000, and decreases of $238,000 and $127,000 in office occupancy and advertising, respectively. These decreases were somewhat offset by a $378,000 increase in other noninterest expense, a $62,000 increase in data processing and a small increase in postage and delivery expense. The decrease in compensation related expenses was primarily comprised of the following: decreased incentive and bonus expense of $177,000 because of the overall lower net income results, a $142,000 decrease due to the outsourcing of the internal audit department in 2002, a $144,000 decrease due to the sale of the five Hill Country branches in December 2002, in addition to other overall staffing changes to gain efficiencies throughout Coastal. The decrease in office occupancy was primarily due to various assets becoming fully depreciated throughout 2002 and 2003, in addition to decreases in rent and repair expenses. The decrease in advertising expense was due to management's decision to reduce this spending in 2003. The $378,000 increase in other noninterest expense was primarily comprised of a $114,000 increase in audit and accounting fees related to the outsourcing of the internal audit department, a $108,000 increase in legal fees and insurance premiums and a $103,000 increase in expenses related to software and network communications costs. The provision for Federal income taxes decreased $782,000 primarily due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 31% for the quarter ended June 30, 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002). The provision for Federal income taxes for both periods includes the tax benefit received from the dividends on the Series A Preferred Stock of Coastal Bancorp, Inc.
Asset Quality
As shown in the "Other Financial Data" table attached, at June 30, 2003, Coastal had nonperforming loans totaling $14.2 million, which is a $4.4 million, or 23%, decrease when compared to December 31, 2002. Nonperforming loans are those loans on nonaccrual status as well as those loans greater than ninety (90) days delinquent and still accruing interest. This decrease was primarily a result of the decrease in nonperforming first lien residential (single family) mortgage loans, due to management's increased focus on ongoing collection efforts. At June 30, 2003, nonperforming assets (which include nonperforming loans, real estate owned and repossessed assets) were $18.3 million and the ratio of nonperforming assets to total assets was 0.72%. At December 31, 2002, nonperforming assets were $23.0 million and the ratio of nonperforming assets to total assets was 0.91%. At June 30, 2003, $6.2 million, or 44%, of nonperforming loans were first lien residential (single family) mortgage loans, $5.8 million, or 41%, were acquisition and development loans, $810,000, or 6%, were commercial real estate loans, $1.3 million, or 9%, were commercial, financial and industrial loans, with the balance in other loan categories. Of the nonperforming acquisition and development loans outstanding at June 30, 2003 and December 31, 2002, two loans to the same borrower made up $5.7 million and $5.5 million, respectively, of the total at each date. At June 30, 2003, the allowance for loan losses as a percentage of nonperforming loans (excluding nonperforming loans held for sale which are recorded at the lower of cost or fair value) was 132.4% compared to 97.7% at December 31, 2002.
Common Stock Repurchase

During the quarter ended June 30, 2003, Coastal repurchased 23,000 shares of common stock at a repurchase price of $28.35 per share. As of June 30, 2003, a total of 2,747,500 shares of common stock were held in treasury at an average price of $19.53 per share for a total cost of $53.7 million.
Trust Preferred Securities
On June 23, 2003, Coastal Bancorp, Inc. ("Bancorp"), through Coastal Capital Trust II (a consolidated trust subsidiary) (the "Trust"), issued to a private institutional investor, 10,000 floating rate trust preferred securities ("Trust Preferred Securities") with a liquidation preference of $1,000 per security. The Trust Preferred Securities represent an interest in the related junior subordinated notes of Bancorp, which were purchased by the Trust and have substantially the same payment terms as these Trust Preferred Securities. The junior subordinated notes are the only assets of the Trust and interest payments from the notes finance the distributions paid on the Trust Preferred Securities. Distributions on the securities are payable quarterly at a variable interest rate, reset quarterly, equal to LIBOR plus 3.05%.
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Coastal Bancorp, Inc. Second Quarter Earnings Page
Redemption of Bancorp Series A Preferred Stock
On July 2, 2003, Bancorp announced that it would redeem all 1,100,000 shares of its 9.12% Series A Cumulative Preferred Stock on July 31, 2003 from stockholders of record on July 31, 2003 at par plus accrued but unpaid dividends to the redemption date.
Comparison for the Six Months ended June 30, 2003 and 2002
Net income available to common stockholders for the first six months of 2003 was $6.0 million compared to $7.8 million for the same period in 2002. Diluted earnings per share for the six months ended June 30, 2003 were $1.11 compared to $1.29 for the same period a year earlier. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,389,194 and 6,037,079, respectively. Basic earnings per share for the six months ended June 30, 2003 were $1.16 compared to $1.35 for the same period in 2002.
As in the comparison for the quarters ended June 30, 2003 and 2002, the decrease in net interest income was the main reason for the decrease in net income available to common stockholders. Net interest income decreased $6.4 million from the six months ended June 30, 2002 to the same period in 2003. When comparing the two periods, net interest margin decreased 0.52% to 2.65%. The decrease in net interest margin was comprised of a 0.97% decrease in the average yield on interest-earning assets (1.07% on loans receivable and 0.77% on mortgage-backed securities), offset somewhat by the 0.53% decrease in the average rate on interest-bearing liabilities. As noted earlier, during 2003 Coastal has continued to experience significant principal paydowns on its mortgage-backed securities and single family mortgage loans receivable portfolios due to the continuing low market rates of interest and the resulting refinancings of mortgage assets. These paydowns, on an annualized basis, were approximately 39% on Coastal's mortgage-backed securities and 48% on Coastal's single family mortgage loans during the six months ended June 30, 2003 and since Coastal's mortgage assets are primarily acquired through purchases (many at a premium), these significant paydowns are resulting in greater premium amortization (and therefore a lower yield) on those assets.
This decrease in net interest income was somewhat offset by an increase of $2.0 million in noninterest income, a $256,000 decrease in noninterest expense and a $1.0 million decrease in the provision for Federal income taxes. The increase in noninterest income was primarily due to the $1.7 million increase in service charges on deposit accounts and a $752,000 increase in the gain on the sale of mortgage loans held for sale. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002. The increase in the gain on the sale of mortgage loans held for sale was due to routine sales transactions in 2003 by Coastal Banc ssb (the "Bank"), which were facilitated by Coastal Banc Mortgage Corp. ("CBMC"), an affiliate of the Bank. The loans sold were purchased by the Bank in packages with the intention to resell all or part of the loans in the packages to third parties. CBMC was formed during the third quarter of 2002 for the purpose of facilitating the purchase and sale of whole loans and participations to third parties. These increases in noninterest income were somewhat offset by a $336,000 decrease in the gain on the sale of real estate owned and a $200,000 decrease in loan fees.
The decrease in noninterest expense was due to decreases of $399,000 in compensation, payroll taxes and other benefits, $501,000 in office occupancy and $281,000 in advertising, somewhat offset by an $891,000 increase in other noninterest expense. The $399,000 decrease in compensation related expenses is primarily comprised of the following: a $257,000 decrease in incentive and bonus expense because of the overall lower net income results, a $293,000 decrease due to the sale of the five Hill Country branches in December 2002, a $252,000 decrease due to the outsourcing of the internal audit department in 2002, offset by a $314,000 increase in compensation paid to CBMC employees including brokerage commissions related to the loan sales mentioned previously. As noted earlier, the decrease in office occupancy was due to various assets becoming fully depreciated in 2002 and in 2003 and the decrease in advertising expense was due to management's decision to reduce this spending in 2003. The increase in other noninterest expense was primarily comprised of the following: a $235,000 increase in audit and accounting fees, a $228,000 increase in legal fees and insurance premiums, a $144,000 increase in the provision for losses on deposit accounts and a $128,000 increase in expenses related to loans and real estate owned. The provision for Federal income taxes decreased $1.0 million due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 31% for the six months ended June 30, 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002).
The Company
At June 30, 2003, Coastal had total assets of approximately $2.5 billion, deposits of approximately $1.6 billion, Series A Cumulative Preferred Stock of $27.5 million and common stockholders' equity of approximately $130.8 million.
Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 44 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our website at www.coastalbanc.com (which is not part of this release).
Notice under the Private Securities Litigation Reform Act of 1995
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of Coastal, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in Coastal Bancorp, Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward looking statement.
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

COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars In Thousands, except per share data)
(unaudited)
<BTB>
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Basic earnings per share	$ 0.56	$ 0.76	$ 1.16	$ 1.35

Diluted earnings per share	$ 0.54	$ 0.72	$ 1.11	$ 1.29

Return (before minority interest) on average assets	0.56%	0.89%	0.58%	0.83%

Return on average common equity	9.08%	13.17%	9.48%	11.97%

Net interest margin	2.60%	3.23%	2.65%	3.17%

Noninterest expense to average total assets	2.12%	2.19%	2.20%	2.21%

Charge-offs of loans receivable (1)	$ 560	$ 384	$ 1,468	$ 2,274

Net charge-offs of loans receivable	$ 415	$ 152	$ 1,132	$ 1,952

Ratio of net charge-offs to average loans receivable	0.02%	0.01%	0.06%	0.10%


____________________________
(1) $1.5 million of the charge-offs during the first six months of 2002 were due to the write-down of certain under-performing single family mortgage loans that were either sold or reclassified to the held-for-sale category as of March 31, 2002.
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<BTB>
COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(In Thousands)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
   	2003	2002	2003	2003	2002

Average balance sheet information

Assets:
Interest-earning assets:
Loans receivable	$ 1,908,758	$ 1,930,349		$ 1,889,997	$ 1,882,428
Mortgage-backed securities	480,624	454,729		474,429	476,426
Other	50,163	57,820		50,761	68,543

Total interest-earning assets	2,439,545	2,442,898		2,415,187	2,427,397
Noninterest-earning assets	89,285	88,644		89,150	90,506

Total assets	$ 2,528,830	$ 2,531,542		$ 2,504,337	$ 2,517,903

Liabilities and stockholders' equity:
Interest-bearing deposits	$ 1,434,459	$ 1,477,894		$ 1,426,510	$ 1,478,791
Borrowings	683,569	672,523		674,467	659,630
Company obligated mandatorily redeemable 9.0% trust preferred securities of Coastal Capital Trust I	50,000	7,143		50,000	3,591
Company obligated mandatorily redeemable variable trust preferred securities of Coastal Capital Trust II	879	--		442	--
Senior notes payable	--	--		--	7,515

Total interest-bearing liabilities	2,168,907	2,157,560		2,151,419	2,149,527
Noninterest-bearing deposits	188,194	167,156		183,964	163,050
Other noninterest-bearing liabilities	15,609	18,765		14,533	17,903
Preferred stock of Coastal Banc ssb	--	28,750		--	28,750
Preferred stockholders' equity	27,500	27,500		27,500	27,500
Common stockholders' equity	128,620	131,811		126,921	131,173

Total liabilities and stockholders' equity	$ 2,528,830	$ 2,531,542		$ 2,504,337	$ 2,517,903

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Coastal Bancorp, Inc. Second Quarter Earnings Page
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<BTB>
COASTAL BANCORP, INC. AND SUBSIDIARIES
OTHER FINANCIAL DATA
(Dollars in Thousands, except per share data)
(unaudited)

	June 30, 2003	December 31, 2002

Nonaccrual loans receivable:
First lien residential	$6,187	$9,184
Residential construction	--	49
Commercial real estate	810	1,323
Acquisition and development	5,738	5,485
Commercial, financial and industrial	1,302	1,609
Consumer and other	54	128
	14,091	17,778

Loans greater than 90 days delinquent and still accruing:
Residential construction	62	83
Multifamily real estate	--	282
Acquisition and development	37	59
Commercial real estate	--	302
Commercial, financial and industrial	--	43
	99	769

Total nonperforming loans	14,190	18,547
Real estate owned and repossessed assets	4,061	4,433

Total nonperforming assets	$18,251	$22,980

Allowance for loan losses	$18,786	$18,118

Ratio of nonperforming loans to total loans receivable and loans
receivable held for sale	0.75%	1.00%

Ratio of nonperforming assets to total assets	0.72%	0.91%

Ratio of allowance for loan losses to nonperforming loans receivable (excluding nonperforming loans held for sale)	132.39%	97.69%

Ratio of allowance for loan losses to loans receivable
(excluding loans receivable held for sale)	1.01%	1.00%

Book value per common share	$24.46	$23.47

Tangible book value per common share	$20.74	$19.74

Regulatory capital ratios of Coastal Banc ssb:
Tier 1 (Core)	7.22%	6.88%
Tier 1 risk-based	10.53%	10.32%
Total risk-based	11.62%	11.38%

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
<BTB>
COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, except share data)

ASSETS	June 30, 2003	December 31, 2002

	(unaudited)
Cash and cash equivalents	$37,996	$39,766
Federal funds sold	780	27,755
Loans receivable held for sale	18,517	49,886
Loans receivable	1,864,703	1,812,785
Mortgage-backed securities available-for-sale, at fair value	500,917	475,022
Other securities available-for-sale, at fair value	2,284	1,788
Accrued interest receivable	9,530	9,781
Property and equipment	29,362	27,341
Stock in the Federal Home Loan Bank of Dallas (FHLB)	41,733	41,221
Goodwill	21,429	21,429
Prepaid expenses and other assets	16,450	19,370

	$2,543,701	$2,526,144


<BTB>
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$1,619,581	$1,614,368
Advances from the FHLB	688,669	696,085
Company obligated mandatorily redeemable 9.0% trust preferred securities of Coastal Capital Trust I	50,000	50,000
Company obligated mandatorily redeemable variable rate trust preferred securities of Coastal Capital Trust II	10,000	--
Advances from borrowers for taxes and insurance	6,529	2,407
Other liabilities and accrued expenses	10,637	10,399
Total liabilities	2,385,416	2,373,259

Commitments and contingencies

Stockholders' equity
Preferred stock, no par value; authorized shares 5,000,000;
9.12% Cumulative, Series A 1,100,000 shares issued and outstanding	27,500	27,500
Common stock, $0.01 par value; authorized shares 30,000,000; 7,905,060 shares issued and 5,157,560 shares outstanding at June 30, 2003; 7,867,029 shares issued
and 5,141,010 shares outstanding at December 31, 2002	79	79
Additional paid-in capital	36,093	35,736
Retained earnings	146,716	141,986
Accumulated other comprehensive income - unrealized
gain on securities available-for-sale	1,554	619
Treasury stock, at cost (2,747,500 shares in 2003 and
2,726,019 shares in 2002)	(53,657)	(53,035)

Total stockholders' equity	158,285	152,885

	$2,543,701	$2,526,144

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Coastal Bancorp, Inc. Second Quarter EarningsPage

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<BTB>
COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Three Months Ended June 30,

	2003	2002

	(Unaudited)
Interest income:
Loans receivable	$25,219	$30,741
Mortgage-backed securities	3,485	4,062
FHLB stock, federal funds sold and other interest-earning assets	289	380
	28,993	35,183

Interest expense:
Deposits	7,758	10,202
Advances from the FHLB	4,233	5,091
Company obligated mandatorily redeemable trust preferred securities	1,133	163

	13,124	15,456

Net interest income	15,869	19,727
Provision for loan losses	900	900

Net interest income after provision for loan losses	14,969	18,827

Noninterest income:
Service charges on deposit accounts	2,944	2,138
Loan fees	203	315
Gain on sale of loans receivable held for sale	58	40
Gain on derivative instruments	7	--
Gain on sale of real estate owned	34	218
Other	260	243

	3,506	2,954

Noninterest expense:
Compensation, payroll taxes and other benefits	7,446	7,992
Office occupancy	2,403	2,641
Data processing	461	399
Advertising	294	421
Postage and delivery	378	367
Other	2,377	1,999

	13,359	13,819

Income before provision for Federal income taxes and minority interest	5,116	7,962
Provision for Federal income taxes	1,578	2,360

Income before minority interest	3,538	5,602
Minority interest - preferred stock dividends of Coastal Banc ssb	--	647

Net income	$3,538	$4,955

Net income available to common stockholders	$2,911	$4,328

Basic earnings per share	$0.56	$0.76

Diluted earnings per share	$0.54	$0.72

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Coastal Bancorp, Inc. Second Quarter EarningsPage


<BTB>
COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Six Months Ended June 30,

	2003	2002

	(Unaudited)
Interest income:
Loans receivable	$50,831	$60,708
Mortgage-backed securities	7,152	9,026
FHLB stock, federal funds sold and other interest-earning assets	579	855
	58,562	70,589

Interest expense:
Deposits	15,806	21,243
Advances from the FHLB	8,458	10,359
Senior notes payable	--	378
Company obligated mandatorily redeemable trust preferred securities	2,258	163

	26,522	32,143

Net interest income	32,040	38,446
Provision for loan losses	1,800	1,800

Net interest income after provision for loan losses	30,240	36,646

Noninterest income:
Service charges on deposit accounts	5,846	4,133
Loan fees	422	622
Gain on sale of loans receivable held for sale	792	40
Gain (loss) on derivative instruments	13	(24)
Gain (loss) on sale of real estate owned	(96)	240
Other	522	452

	7,499	5,463

Noninterest expense:
Compensation, payroll taxes and other benefits	15,454	15,853
Office occupancy	4,720	5,221
Data processing	894	822
Advertising	569	850
Postage and delivery	757	795
Other	4,885	3,994

	27,279	27,535

Income before provision for Federal income taxes and minority interest	10,460	14,574
Provision for Federal income taxes	3,237	4,244

Income before minority interest	7,223	10,330
Minority interest - preferred stock dividends of Coastal Banc ssb	--	1,294

Net income	$7,223	$9,036

Net income available to common stockholders	$5,969	$7,782

Basic earnings per share	$1.16	$1.35

Diluted earnings per share	$1.11	$1.29

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